Exhibit 99.1

To our shareholders:

On February 13, 2021, Anterix entered into a license purchase agreement to provide San Diego Gas & Electric  (“SDG&E”), a subsidiary of Sempra Energy (the “SDG&E Agreement”), with 900 MHz broadband licenses in its service territory. Under the SDG&E Agreement, Anterix has committed to clear incumbents from the 900 MHz broadband allocation in the SDG&E service territory, secure broadband licenses from the FCC, and assign those broadband licenses to SDG&E. The SDG&E Agreement will support SDG&E’s deployment of a private LTE network for its California service territory in San Diego County, Imperial County, and portions of Orange County covering approximately 3.6 million people. As part of the SDG&E Agreement, Anterix and SDG&E intend to collaborate on accelerating utility industry momentum for private networks.

Key elements of the SDG&E Agreement include:

•	Assignment of 6 MHz of broadband spectrum, 936.5 - 939.5 MHz paired with 897.5 - 900.5 MHz, within SDG&E’s service territory following FCC issuance of broadband licenses to Anterix.

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Delivery of the broadband spectrum by county, commencing in 2022 and completed by 2023.  Anterix has been proactively working with incumbents to clear the 900 MHz broadband allocation in SDG&E’s service territory.

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Total payment of $50 million dollars, comprised of an initial payment of $20 million dollars in February 2021, and the remaining $30 million dollars to be paid through 2023 as broadband spectrum is provided to SDG&E, upon the clearing of 900 MHz incumbents by Anterix and the granting of broadband licenses by the FCC.

•	SDG&E and Anterix will collaborate to accelerate the industry momentum for private networks, including:
o	support of a Technology Accelerator, with focus on grid modernization innovation and wildfire mitigation;
o	support of private LTE systems as a critical component of grid modernization;
o	collaboration in an industry-wide network of 900 MHz private LTE networks that will bring its members the benefit of nationwide scale and scope;
o	support for the importance of low-band spectrum as a complement to mid-band spectrum, such as CBRS, in the deployment of wide area private LTE systems;

o	public support of Southern California clearing efforts;
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support for collective industry action to create utility specific networking benefits and promote private LTE ecosystem expansion through participation in efforts such as the Utility Broadband Alliance (“UBBA”).

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Upon completion of the assignment of the broadband licenses to SDG&E, Anterix will have addressed one of the most complicated of the markets containing FCC-deemed “complex systems.”  As outlined in Anterix's May 2020 letter to shareholders, 900 MHz complex systems are defined by the FCC Report and Order as those with 45 or more functionally integrated sites. As discussed with shareholders in the past, Anterix will remain flexible in its approach to establishing relationships with utilities operating these unique complex systems.

The SDG&E Agreement is subject to customary provisions regarding remedies, including reduced payment amounts and/or refund of amounts paid, and termination rights, if a party fails to perform its contractual obligations. In addition, the SDG&E Agreement has been approved by both parties’ Boards of Directors.

Forward-looking Statements

Any statements contained in this fact sheet that do not describe historical facts are forward-looking statements as defined under the Federal securities laws. These forward-looking statements include statements regarding: (i) the Company’s ability to qualify for and obtain broadband licenses and (ii) the Company’s ability to satisfy its other obligations under the SDG&E Agreement. Any such forward-looking statements are based on the Company’s current expectations and are subject to a number of risks and uncertainties that could cause its actual future results to differ materially from its current expectations or those implied by the forward-looking statements, including: (i) the Company may not be able to obtain broadband licenses on favorable terms and on a timely basis, or at all; (iii) the Company may not be successful in commercializing its spectrum assets to its targeted utility and critical infrastructure customers; (iv) the Company has no operating history with its proposed business plan, which makes it difficult to evaluate its prospects and future financial results; and (v) the ongoing coronavirus outbreak could adversely impact the Company’s business, including its broadband licensing and commercialization efforts. These risks and uncertainties and other factors that may affect the Company’s future results of operations are identified and described in more detail in its filings with the Securities and Exchange Commission (the “SEC”), including its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2020, filed with the SEC on February 8, 2021. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this fact sheet. Except as required by applicable law, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results, later events or circumstances or to reflect the occurrence of unanticipated events.